Exhibit 16.1

May 1, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Malaysia Pro-Guardians Security Management Corp
File No. 333-172114

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 1, 2017 of Malaysia Pro-Guardians Security Management Corp (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP